EXHIBIT 99.1

NOVADEL LICENSES LINGUAL SPRAY VERSION OF LEADING ANTI-EMETIC, ONDANSETRON, TO HANA BIOSCIENCES, INC.

FLEMINGTON, N.J., OCT 27, 2004 /PRNEWSWIRE-FIRSTCALL VIA COMTEX/ --

NovaDel Pharma Inc. (Amex: NVD) said it entered into a licensing agreement with Hana Biosciences, Inc. of South San Francisco (OTC Bulletin Board: HNAB) to develop and market NovaDel's lingual spray version of ondansetron, the most widely prescribed anti-emetic for preventing chemotherapy-induced nausea and vomiting.

Zofran(R), the currently marketed brand of the product, is sold by GlaxoSmithKline and generates US revenue of approximately $1.0 billion annually.

The nausea and vomiting that often occurs during or after chemotherapy treatments may make it difficult for patients to take ondansetron in tablet form. A lingual spray form of the drug that is rapidly absorbed into the bloodstream via the oral mucosa may offer those patients a fast and tolerable method for relief from such side effects.

Under terms of the agreement, Hana purchased an undisclosed number of NovaDel common shares and NovaDel received equity in Hana. Hana will pay all development costs related to the product. Hana receives exclusive rights to market, sell and distribute NovaDel's ondansetron lingual spray in the US and Canada. NovaDel will receive milestone development payments and double-digit royalties on sales of the product.

"Hana's oncology focus makes it an ideal partner to lead the development and marketing of this innovative product," said Gary A. Shangold, MD, NovaDel's president and chief executive officer. "We're delighted to welcome a partner with such a deep and talented team of industry professionals," he added.

Upon successful completion of the clinical studies, Hana and NovaDel will file a New Drug Application with the US FDA for marketing approval under Section 505(b)(2).

ABOUT NOVADEL

NovaDel Pharma Inc. is a specialty pharmaceutical company engaged in the development of novel drug delivery systems for prescription and over-the-counter drugs. The Company's proprietary lingual spray technology delivery system offers the patient the potential for (i) fast onset of action; (ii) improved drug safety by reducing the required drug dosage and reducing side effects; (iii) improved patient convenience and compliance; and (iv) enhanced dosage reliability. The Company plans to develop such products independently and through collaborative arrangements with major pharmaceutical and biotech companies. To find out more about NovaDel Pharma Inc. (Amex: NVD), visit our website at http://www.novadel.com.

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Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the successful completion of its pilot pharmacokinetic feasibility studies, the ability to develop products (independently and through collaborative arrangements), the ability to commercialize and obtain FDA and other regulatory approvals for products under development and the acceptance in the marketplace for lingual spray products.. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's most recent Annual Report and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.

ABOUT HANA BIOSCIENCES

Hana Biosciences, Inc. (OTC Bulletin Board: HNAB) acquires, develops, and commercializes innovative products for the treatment of important unmet medical needs in cancer and immunological diseases. The company is committed to creating value by building a world-class team, accelerating the development of lead product candidates, expanding its pipeline by being the alliance partner of choice, and nurturing a unique company culture. Additional information on Hana Biosciences can be found at http://www.hanabiosciences.com.

Contact:          Barry C. Cohen
                  VP Business & New Product Development
                  NovaDel Pharma Inc.
                  908.782-3431 x 2160

                  Thomas Redington
                  Redington, Inc.
                  203.222.7399
                  212.926.1733
                  tredington@redingtoninc.com

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